Exhibit 99.1

MPHASE ACQUIRES ASSETS OF CONSUMER ENGAGEMENT TECHNOLOGY
COMPANY CLOSECOMMS LIMITED

Gaithersburg, MD – May 15, 2020 – mPhase Technologies, Inc. (OTCQB: XDSL) (“mPhase” or the “Company”) is pleased to announce the acquisition of the assets of CloseComms Limited (“CloseComms”), a private United Kingdom company that has developed an application technology platform that helps businesses connect with, learn from, and engage customers beyond their four walls, while protecting the customers data and allowing them to remain anonymous.

CloseComms currently operates under the name “21:32” and has offices in Wales (U.K.) and California (U.S.). CloseComms initial focus is on the quick service restaurant (“QSR”) market. Under the asset purchase agreement, mPhase will issue 2,666,666 shares of restricted common stock and incorporate the CloseComms assets into a new wholly-owned consumer engagement subsidiary. Full details are available within the Form 8-K filed in conjunction with this announcement.

The patented software technology can be integrated into a retailer’s existing Wi-Fi infrastructure, giving retailers important customer data and enabling AI-enhanced, targeted promotions to drive store traffic and sales. The platform has a proven track record of 33% application retention after 30 days with a substantially lower than industry standard acquisition cost per customer. The technology is in the early stages of its roll-out phase, but has already attracted the interest of leading QSR customers. Notable early corporate clients include Subway, McDonalds, and Nathans; along with NCR as a channel partner. Initial revenue targets include more than a dozen QSR’s with a combined footprint in excess of 46,000 locations, representing about 7% of the QSR universe in the U.S. Revenue is generated through a monthly per location subscription model.

“This technology represents another step in our plan to add synergistic platform technologies with the common themes of recurring revenue, an AI element and open-ended growth potential,” explained mPhase CEO Anshu Bhatnagar. “The strategic importance of this acquisition cannot be understated, particularly as it relates to the platform that we are developing in our Travel Buddhi division. CloseComms technology was the missing link in our ability to offer an end-to-end consumer engagement solution. Now, we have complementary AI-enhanced platforms that can connect consumers with products and services they desire at the right time and place, significantly increasing the potential for sales. We believe this will be a winning combination that will be highly attractive to many brands in the consumer space.”

The timing of this acquisition is at the front end of a sales cycle that will give mPhase its second stream of high-quality recurring revenue. Longer term, this business is modeled to have a multi-year expansion profile with sequential increases on a quarterly basis as new chains adopt the platform. As a result, the new CloseComms business is expected to have a material positive effect on mPhase’s current $30 million annual sales forecast. The Company will update this forecast in the coming quarter as 2020 implementation schedules come into focus and are calendarized.

About mPhase Technologies

mPhase is a technology driven, innovative development company that creates and commercializes products and applications that impact everyday people. The Company is assembling industry-leading teams specializing in artificial intelligence, machine learning, software, consumer engagement, and other advanced technologies. Additional information can be found at the mPhase website, www.mphasetech.com. Please follow us on twitter: @mPhase_Tech for the latest updates. Information on the new 21:32 division can be found at 21:32.io.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Contact:

ir@mphasetech.com